EXHIBIT 99.1

Teradyne Announces Second Quarter 2006 Results and Authorization of Stock Repurchase Program

BOSTON—(BUSINESS WIRE)—July 19, 2006—Teradyne, Inc. reported sales of $391.6 million for the second quarter of 2006. Net income in the quarter was $82.4 million, or $0.40 per share on a GAAP basis, and $63.3 million, or $0.31 per share on a non-GAAP basis. Bookings for the second quarter were $403.7 million, up 11% sequentially.

“We had an exceptional quarter, seeing very strong demand for our Semiconductor Test products with short lead times, and steady growth in our system level test businesses.” said Mike Bradley, Teradyne president and CEO. “Once again, our FLEX System-On-Chip tester led the way with record orders. We also had our highest Semiconductor Test bookings in Japan and Korea, combined with much stronger subcontract test ordering.”

Sales in the third quarter of 2006 are expected to be between $340 million and $370 million, with earnings per diluted share between $0.17 and $0.24.

In addition, Teradyne announced today that its Board of Directors authorized a Stock Repurchase Program. Under the Program, the company is permitted to spend an aggregate of $400 million to repurchase shares of its common stock in open market purchases, in privately negotiated transactions or through other appropriate means, over the next two years. Shares are to be repurchased at the company’s discretion, subject to market conditions and other factors.

Non-GAAP Results

In addition to disclosing results that are determined in accordance with GAAP, Teradyne also discloses non-GAAP results of operations that exclude certain charges. These results are provided as a complement to results provided in accordance with GAAP. Teradyne reports non-GAAP results in order to better assess and reflect operating performance. Management believes the non-GAAP measures help indicate Teradyne’s baseline performance before gains, losses or other charges that are considered by management to be outside Teradyne’s ongoing operating results. Teradyne believes these non-GAAP measures will aid investors’ overall understanding of its results by providing a higher degree of transparency for certain expenses and providing a level of disclosure that will help investors understand how Teradyne plans and measures its own business. A reconciliation of each GAAP to non-GAAP financial measure discussed in this press release is contained in the attached Exhibits and on the Teradyne website at www.teradyne.com by clicking on “Investors” and then selecting the “GAAP to Non-GAAP Reconciliation” link. The presentation of non-GAAP measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP.

Conference Call/Webcast

A conference call to discuss Second Quarter 2006 results, along with management’s outlook, will follow at 10:00 a.m. EDT, Thursday, July 20, 2006. The call will be broadcast simultaneously over the Internet. Interested investors should access the webcast at www.teradyne.com and click on “Investors” at least five minutes before the call begins. A replay will be available approximately two hours after the completion of the call. The replay number in the U.S. & Canada is 1-800-642-1687. The replay number outside the U.S. & Canada is 1-706-645-9291. The pass code for both numbers is 1810932. A replay will also be available on the Teradyne website www.teradyne.com. Click on “Investors” for a link to the replay. The replay will be available via phone and website through August 3, 2006.

About Teradyne, Inc.

Teradyne (NYSE:TER) is a leading supplier of Automatic Test Equipment used to test complex electronics used in the consumer electronics, automotive, computing, telecommunications, and aerospace and defense industries. In 2005, Teradyne had sales of $1.08 billion, and currently employs about 4,000 people worldwide. For more information, visit www.teradyne.com. Teradyne (R) is a registered trademark of Teradyne, Inc. in the U.S. and other countries. All product names are trademarks of Teradyne, Inc. (including its subsidiaries) or their respective owners.

Safe Harbor Statement

The forward-looking statements included in this release are made only as of the date of publication and Teradyne undertakes no obligation to update the information set forth in this release.

This release contains forward-looking statements regarding expected future revenues and earnings, future market conditions and business prospects. Such statements are based on the current assumptions and expectations of Teradyne’s management and are neither promises nor guarantees. You can generally identify these forward-looking statements based on the context of the statements and by the fact that they use words such as “will,” “anticipate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. There can be no assurance that management’s estimates of our future results will be achieved. Important factors that could cause actual results to differ materially from those presently expected include: adverse changes in general economic or market conditions (including market demand for electronics and downturns in the semiconductor industry); the historically cyclical nature and volatility of the markets that we serve; the “hockey-stick” pattern of sales resulting in a disproportionately large percentage of total quarterly sales occurring in the last month and weeks of each quarter; the decision by customers to cancel or defer orders that previously had been accepted; reduced bookings; reductions or delays in capital investment by our customers; competitive pressures (including pricing and gross margin pressures); the risks of operating internationally (including political and economic instability and unexpected changes in legal and regulatory requirements and in policy changes affecting international markets); disruptions, delays or shortages in an adequate supply of raw materials, components or internal and external manufacturing capability; disruptions or delays in our supply chain; incoming quality of components or raw materials; insufficient or excess inventory; the effectiveness of our implementation of cost cutting and expense control measures (including facility consolidations, the centralization of certain shared services, seeking lower prices from suppliers and the outsourcing of selected manufacturing, information technology and engineering activities); the risks of potential environmental liability; any material litigation against Teradyne; the ability to attract and retain key employees; war or the threat of terrorist attacks; and other events, factors and risks previously and from time to time disclosed in our filings with the Securities and Exchange Commission, including, but not limited to, our annual report on Form 10-K for the fiscal year ended December 31, 2005 and our periodic reports on Forms 10-Q and 8-K.

TERADYNE, INC. REPORT FOR SECOND FISCAL QUARTER OF 2006

CONDENSED CONSOLIDATED OPERATING STATEMENTS

(In thousands, except per share amounts)

	Quarter Ended:			Six Months Ended:
	July 2, 2006	April 2, 2006	July 3, 2005	July 2, 2006	July 3, 2005
Net Revenues	$391,635	$362,914	$226,151	$754,549	$436,508
Cost of Revenues (1) (2)	198,576	192,276	141,380	390,852	274,067

Gross Profit	193,059	170,638	84,771	363,697	162,441

Operating Expenses:
Engineering and Development (1)	53,581	52,194	58,167	105,775	119,546
Selling and Administrative (1)	75,587	72,185	64,879	147,772	129,196
Restructuring and Other Charges, net (3)	(19,702)	(1,097)	7,883	(20,799)	14,241

Operating Expenses	109,466	123,282	130,929	232,748	262,983

Income/(Loss) From Operations	83,593	47,356	(46,158)	130,949	(100,542)

Interest Income	11,659	9,483	3,841	21,142	8,246
Interest Expense	(3,470)	(3,371)	(4,153)	(6,841)	(8,587)

Income/(Loss) From Continuing Operations Before Income Taxes	91,782	53,468	(46,470)	145,250	(100,883)
Income Tax Expense	9,377	8,555	4,308	17,932	5,346

Net Income/(Loss) From Continuing Operations	82,405	44,913	(50,778)	127,318	(106,229)
Income From Discontinued Operations (net of income tax provision of $0, $0, $357, $0, and $819 respectively)	—	—	5,314	—	8,193

Net Income/(Loss)	$82,405	$44,913	$(45,464)	$127,318	$(98,036)

Net Income/(Loss) per Common Share from Continuing Operations:
Basic	$0.42	$0.23	$(0.26)	$0.64	$(0.54)

Diluted (4)	$0.40	$0.23	$(0.26)	$0.63	$(0.54)

Net Income/(Loss) per Common Share:
Basic	$0.42	$0.23	$(0.23)	$0.64	$(0.50)

Diluted (4)	$0.40	$0.23	$(0.23)	$0.63	$(0.50)

Shares used in calculation of Net Income/(Loss) per Common Share—Basic	198,243	198,017	195,757	198,130	195,688

Shares used in calculation of Net Income/(Loss) per Common Share—Diluted (4)	210,356	199,555	195,757	210,601	195,688

Gross Orders	$405,662	$364,555	$256,654	$770,217	$498,729

Net Orders	$403,682	$364,097	$252,334	$767,779	$493,093

(1) Includes the following amounts related to stock-based compensation:
	July 2, 2006	April 2, 2006	July 3, 2005	July 2, 2006	July 3, 2005
Cost of Revenues	$1,184	$1,159	$—	$2,343	$—
Engineering and Development	1,932	1,891	—	3,823	—
Selling and Administrative	3,117	3,049	—	6,166	—

	$6,233	$6,099	$—	$12,332	$—

(2) Cost of revenues includes an inventory provision of $8 million in the quarter ended April 2, 2006 for non-FLEX products in the Semiconductor Test Division.

(3) Restructuring and Other Charges, net consists of:
	Quarter Ended:			Six Months Ended:
	July 2, 2006	April 2, 2006	July 3, 2005	July 2, 2006	July 3, 2005
Gain on Sale of Real Estate	$(21,736)	$—	$(4,445)	$(21,736)	$(4,445)
Severance	2,422	67	2,610	2,489	6,573
Facility Related	(182)	(1,086)	896	(1,268)	3,207
Gain on Sale of Product Lines	(157)	(229)	(444)	(386)	(858)
Long-Lived Asset Impairment	—	50	7,833	50	8,331
Divestiture-Related Fees	—	—	1,482	—	1,482
Other	(49)	101	(49)	52	(49)

	$(19,702)	$(1,097)	$7,883	$(20,799)	$14,241

(4) Under GAAP, when calculating diluted earnings per share, convertible debentures must be assumed to have converted if the effect on EPS would be dilutive. For Teradyne, dilution occurs when earnings are greater than $0.24 per share per quarter. Accordingly, for net income from continuing operations for the quarter and six months ended July 2, 2006, diluted shares assume the conversion of the convertible debentures as the effect would be dilutive. Accordingly, 11.0 million shares have been included in diluted shares and net interest expense of $2.6 million and $5.4 million have been added back to net income for the diluted earnings per share calculation for the quarter and six months ended July 2, 2006, respectively. Diluted shares for net income/(loss) from continuing operations for the three months ended April 2, 2006 and July 3, 2005 and for the six months ended July 3, 2005 do not assume the conversion of the convertible debentures, as the effect of the conversion on EPS would be anti-dilutive.

CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	July 2, 2006	December 31, 2005
Assets
Cash and Cash Equivalents	$336,522	$340,699
Marketable Securities	280,659	354,042
Accounts Receivable	276,962	232,462
Inventories	111,503	142,706
Other Current Assets	32,258	25,033

	1,037,904	1,094,942

Net Property, Plant and Equipment	390,444	421,286
Long-term Marketable Securities	498,296	232,952
Goodwill	69,147	69,147
Intangible and Other Assets	39,819	41,405

	$2,035,610	$1,859,732

Liabilities
Notes Payable—Banks	$—	$2,547
Current Portion of Long-term Debt	285,000	300,282
Accounts Payable	82,908	48,012
Accrued Employees’ Compensation and Withholdings	78,907	81,670
Deferred Revenue and Customer Advances	39,187	31,477
Other Accrued Liabilities	50,060	48,273
Income Taxes Payable	18,082	3,234

	554,144	515,495

Pension Liability	38,514	57,106
Other Long-term Debt	—	1,819
Other Long-term Liabilities	48,409	42,646

	641,067	617,066

Shareholders’ Equity	1,394,543	1,242,666

	$2,035,610	$1,859,732

GAAP to Non-GAAP Earnings Reconciliation

References by the Company to non-GAAP income from continuing operations and non-GAAP earnings per share refer to net income or earnings per share excluding restructuring and other charges, net, and certain inventory provisions. GAAP requires that these costs and charges be included in determining Net Income/(Loss) and Net Income/(Loss) per share. Non-GAAP net income from continuing operations (which is the basis for non-GAAP earnings per share) gives an indication of Teradyne's baseline performance before gains, losses or other charges that are considered by management to be outside the Company's ongoing operating results. The Company believes these non-GAAP measures will aid investors' overall understanding of the Company's results by providing a higher degree of transparency for certain expenses and credits, through providing a level of disclosure that will help investors understand how the Company plans and measures its own business. However, the presentation of non-GAAP measures is not meant to be considered in isolation or as a substitute for, or superior to, financial information provided in accordance with GAAP.

	Quarter Ended:						Six Months Ended:
(in millions, except per share data)	July 2, 2006		April 2, 2006		July 3, 2005		July 2, 2006		July 3, 2005

Gross Margin—GAAP	$193.1	49.3%	$170.6	47.0%	$84.8	37.5%	$363.7	48.2%	$162.4	37.2%
Inventory charge (1)	—		8.0				8.0

Gross Margin—Non-GAAP	$193.1	49.3%	$178.6	49.2%	$84.8	37.5%	$371.7	49.3%	$162.4	37.2%
Net Income/(Loss) from Continuing Operations—GAAP	$82.4	21.0%	$44.9	12.4%	$(50.8)	-22.5%	$127.3	16.9%	$(106.2)	-24.3%
Inventory charge (1)	—		8.0				8.0
Restructuring and Other Charges, net (2)	(19.7)		(1.1)		7.9		(20.8)		14.2
Profit sharing adjustment (3)	0.2		(0.8)		—		(0.6)		—
Income tax adjustment (4)	0.4		(0.2)		(0.2)		0.2		(0.3)

Net Income/(Loss) from Continuing Operations—Non-GAAP	$63.3	16.2%	$50.8	14.0%	$(43.1)	-19.1%	$114.1	15.1%	$(92.3)	-21.1%

GAAP Net Income/(Loss) per Common Share—Basic	$0.42		$0.23		$(0.26)		$0.64		$(0.54)

Non-GAAP Net Income/(Loss) per Common Share—Basic	$0.32		$0.26		$(0.22)		$0.58		$(0.47)

Shares used in calculation of Net Income/(Loss) per Common Share—Basic	198.2		198.0		195.8		198.1		195.7
GAAP Net Income/(Loss) per Common Share—Diluted (5)	$0.40		$0.23		$(0.26)		$0.63		$(0.54)

Non-GAAP Net Income/(Loss) per Common Share—Diluted	$0.31		$0.25		$(0.22)		$0.57		$(0.47)

GAAP shares used in calculation of Net Income/(Loss) per Common Share—Diluted (5)	210.4		199.6		195.8		210.6		195.7
Non-GAAP shares used in calculation of Net Income/(Loss) per Common Share—Diluted (5)	210.4		210.8		195.8		210.6		195.7

(1) Cost of revenues includes an inventory provision of $8 million in the quarter ended April 2, 2006 for non-FLEX products in the Semiconductor Test Division.

	Quarter Ended:			Six Months Ended:
	July 2, 2006	April 2, 2006	July 3, 2005	July 2, 2006	July 3, 2005
(2) Restructuring and Other Charges, net consists of (in millions):
Gain on Sale of Real Estate	$(21.8)	$—	$(4.4)	$(21.8)	$(4.4)
Employee Severance	2.4	0.1	2.6	2.5	6.6
Facility Related	(0.2)	(1.2)	0.9	(1.4)	3.2
Gain on Sale of Product Lines	(0.1)	(0.2)	(0.4)	(0.3)	(0.9)
Divestiture-Related Fees	—	—	1.5	—	1.5
Long-Lived Asset Impairment	—	0.1	7.8	0.1	8.3
Other	—	0.1	(0.1)	0.1	(0.1)

	$(19.7)	$(1.1)	$7.9	$(20.8)	$14.2

(3) To adjust the profit sharing calculation in accordance with the profit sharing plan for the non-GAAP items.

(4) To adjust the tax provision for the non-GAAP items.

(5) Under GAAP, when calculating diluted earnings per share, convertible debentures must be assumed to have converted if the effect on EPS would be dilutive. For Teradyne, dilution occurs when earnings are greater than $0.24 per share per quarter. Accordingly, for net income from continuing operations for the quarter and six months ended July 2, 2006, diluted shares assume the conversion of the convertible debentures as the effect would be dilutive. Accordingly, 11.0 million shares have been included in diluted shares and net interest expense of $2.6 million and $5.4 million has been added back to net income for the diluted earnings per share calculation, for the quarter and six months ended July 2, 2006, respectively. Diluted shares for net income/(loss) from continuing operations for the three months ended April 2, 2006 and July 3, 2005 and for the six months ended July 3, 2005 do not assume the conversion of the convertible debentures, as the effect of the conversion on EPS would be anti-dilutive.

For press releases and other information of interest to investors, please visit Teradyne's homepage on the World Wide Web at http://www.teradyne.com.

Contact:	Teradyne, Inc.
Tom Newman, 617-422-2425
V.P. Corporate Relations